                                                                    EXHIBIT 99.3

                                  SCHEDULE III

                          CRUM & FORSTER HOLDINGS CORP.
                       SUPPLEMENTARY INSURANCE INFORMATION
                  YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003
                                 (IN THOUSANDS)

                           UNPAID                                                          AMORTIZATION
            DEFERRED     LOSSES AND                                            LOSSES      OF DEFERRED
             POLICY         LOSS                     NET          NET         AND LOSS       POLICY         OTHER        NET
          ACQUISITION    ADJUSTMENT    UNEARNED    PREMIUMS    INVESTMENT    ADJUSTMENT    ACQUISITION    INSURANCE    PREMIUMS
YEAR         COSTS        EXPENSES     PREMIUMS     EARNED       INCOME       EXPENSES        COSTS        EXPENSES     WRITTEN
------    -----------    ----------    --------    --------    ----------    ----------    -----------    ---------    --------
2001        $42,320      $3,423,793    $343,300    $500,175     $119,171      $599,181       $67,327       $121,851    $541,473

2002        $54,031      $3,225,921    $419,495    $609,512     $113,840      $463,458       $76,329       $115,153    $669,473

2003        $71,644      $3,173,732    $522,210    $768,872     $ 69,604      $657,287       $98,683       $121,625    $890,823